As filed with the Securities and Exchange Commission on July 7, 2010
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

Majesco Entertainment Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1529524 (I.R.S. Employer Identification No.)
160 Raritan Center Parkway
Edison, New Jersey 08837
(Address, Including Zip Code, of Principal Executive Offices)
MAJESCO ENTERTAINMENT COMPANY
AMENDED AND RESTATED 2004 EMPLOYEE, DIRECTOR AND CONSULTANT INCENTIVE PLAN
(Full Title of the Plan)
JOHN GROSS
CHIEF FINANCIAL OFFICER
MAJESCO ENTERTAINMENT COMPANY
160 RARITAN CENTER PARKWAY
EDISON, NEW JERSEY 08837
(732) 225-8910
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $0.001 par value	4,500,000 shares	$0.69	$3,105,000	$221.39

(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”), stated above consists of the aggregate number of additional shares of Common Stock which have not been previously registered and which may be sold upon the exercise of options which have been granted or upon the exercise of options or issuance of stock awards which may hereafter be granted under the Majesco Entertainment Company Amended and Restated 2004 Employee, Director and Consultant Incentive Plan, as amended (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	The registration fee is computed, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock reported on the NASDAQ Capital Market on July 6, 2010.

EXPLANATORY NOTE
          The Company registered 2,142,857 shares, as adjusted for a 1-for-7 stock split that the Company completed on December 31, 2004, under its 2004 Employee, Director and Consultant Stock Plan (the “Plan”) on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2004 (File No. 333-120143). In conjunction with the amendment and restatement of that Plan as the Amended and Restated 2004 Employee, Director and Consultant Incentive Plan, the Company registered an additional 4,000,000 shares under the Plan on Form S-8, filed with the Commission on August 2, 2006 (File No. 333-136260). In conjunction with two subsequent amendments of the Plan, the Company is registering an additional 4,500,000 shares under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
          The following documents filed by the Registrant with the Commission are incorporated herein by reference:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as filed on January 29, 2010.

2.	The Registrant’s Current Report on Form 8-K, as filed with the Commission on January 14, 2010.

3.	The Registrant’s Current Report on Form 8-K, as filed with the Commission on March 4, 2010.

4.	The Registrant’s Current Report on Form 8-K, as filed with the Commission on March 16, 2010.

5.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2010, as filed on March 17, 2010.

6.	The Registrant’s Current Report on Form 8-K, as filed with the Commission on April 16, 2010.

7.	The Registrant’s Current Report on Form 8-K, as filed with the Commission on June 11, 2010.

8.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010, as filed on June 14, 2010.

9.	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-51128) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as filed with the Commission on January 21, 2005, including any amendment or report filed for the purpose of updating such description.
          All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          The validity of the issuance of the shares of common stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York (“Mintz”). Members of the Mintz firm hold in the aggregate approximately 31,973 shares of common stock.

Item 6. Indemnification of Directors and Officers.
          The disclosure required by this Item 6 is incorporated by reference to Item 15 of the Registrant’s Registration Statement on Form S-3 (Amendment No. 2) filed with the Commission on August 20, 2009.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
(4.1)	Restated Certificate of Incorporation of the Registrant dated June 13, 2005 (Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on June 14, 2005 and incorporated herein by reference).

(4.2)	Restated Bylaws of the Registrant (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on June 17, 2005 and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Amper, Politziner & Mattia, LLP.

(23.3)	Consent of McGladrey & Pullen, LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Amended and Restated 2004 Employee, Director and Consultant Incentive Plan, as amended (Filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q, filed on June 15, 2009 and incorporated herein by reference).
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 230.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, New Jersey on July 7, 2010.

Majesco entertainment company
By:	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

          Each person whose signature appears below constitutes and appoints Morris Sutton and John Gross, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Majesco Entertainment Company, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesse Sutton Jesse Sutton	Chief Executive Officer and Director (Principal Executive Officer)	July 7, 2010

/s/ John Gross John Gross	Chief Financial Officer (Principal Financial and Accounting Officer)	July 7, 2010

/s/ Allan Grafman Allan Grafman	Chairman of the Board	July 7, 2010

/s/ Laurence Aronson Laurence Aronson	Director	July 7, 2010

/s/ Louis Lipschitz Louis Lipschitz	Director	July 7, 2010

Signature	Title	Date

/s/ Stephen Wilson Stephen Wilson	Director	July 7, 2010

/s/ Keith McCurdy Keith McCurdy	Director	July 7, 2010

Majesco Entertainment Company
INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit		Sequential
Number	Description	Page No.

(4.1)	Restated Certificate of Incorporation of the Registrant dated June 13, 2005 (Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on June 14, 2005 and incorporated herein by reference).

(4.2)	Restated Bylaws of the Registrant (Filed as Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q, filed on June 17, 2005 and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Amper, Politziner & Mattia, LLP.

(23.3)	Consent of McGladrey & Pullen, LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Amended and Restated 2004 Employee, Director and Consultant Incentive Plan, as amended (Filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q, filed on June 15, 2009 and incorporated herein by reference).